COOPERATIVE VENTURE AGREEMENT



     This Agreement (the "Agreement") is entered into this 15th day of June, 2001 by and between Johnny Bench ("JB") an individual and Interactive Marketing Technology, Inc., a Nevada corporation having an office at 3575 Cahuenga Boulevard West, Suite 390, Hollywood, California 90068 ("IMT").

RECITALS:

     WHEREAS, JB and IMT wish to enter into a cooperative relationship to produce a television spot for the marketing of the discount savings program known as the "Prime Healthcare Benefits Plan" ("PHBP"); and

     WHEREAS, JB will provide funding in the amount of $60,000.00 which is to be used solely for the producing of the television spot, for the purchase of media and to set up telemarketing as provided herein:

     NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

1.  Definitions.

    As used in this Agreement, the following terms shall have the following meanings:

      (A) Affiliate of any person or entity means another person or entity, of which the first person or entity owns, directly or through one or more Affiliates, capital stock or other ownership interests representing, on a fully-diluted basis, a majority of the total equity interests and a majority of the total equity voting power.

      (B) Clients means the clients who have purchased the PHBP marketed and sold by or on behalf of IMT.

      (C) Costs means the total dollar value of the service and marketing of the PHBP as calculated on a monthly basis in accordance with the following formula: cost of services provided plus credit card charges plus fulfillment fees plus telemarketing expenses plus media costs equals Costs. Costs of

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services provided and fulfillment fees are payments to DDS of Chicago and is owned by Memberwork.com, Inc

      (D) Improvements means any and all improvements, refinements, enhancements, upgrades, revisions and other modifications of the PHBP.

      (E) Initial Net Revenues means total dollar value of the revenues generated from the sale of the PHBP by IMT as calculated on a monthly basis in accordance with the following formula: Net Sales minus Costs equals Initial Revenues. Initial Net Revenues will be the revenues referred to with respect to the allocation of JB's and IMT's portion of the revenues generated from the sale of the PHBP until JB is paid his investment of $60,000.00.

      (F) IMT means Interactive Marketing Technology, Inc., a Nevada corporation.

      (G) JB means Johnny Bench, an individual.

      (H) Net Sales means the total dollar value of the money collected with respect to the sale of the PHBP by IMT as calculated on a monthly basis in accordance with the following formula: dollar amount on monies collected by IMT from the sales of the PHBP minus Returns or Credits equals Net Sales

      (I) Prime Healthcare Benefits Plan means a plan whereby members receive discounts in the areas of prescriptions, vision dental, hearing, chiropractic and physician services.

      (J) Revenues means the Initial Net Revenues and Subsequent Net Revenues collectively.

      (K) Subsequent Net Revenues means total dollar value of the revenues generated from the sale of the PHBP by IMT as calculated on a monthly basis in accordance with the following formula: Net Sales minus Costs equals Subsequent Net Revenues. Subsequent Net Revenues will be the revenues referred to with respect to the allocation on JB's and IMT's portion of the revenues generated from the sale of the PHBP after JB is paid his investment of $60,000.00.


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2.  Revenues

IMT will allocate the Initial Net Revenues generated by and among JB and IMT with respect to sales of the PHBP in accordance with the following schedule:



         JB                  IMT                 Total Dollars Received By JB
----------------------  ----------------------   -----------------------------
50% of the Initial Net  50% of the Initial Net   Until JB has received an
Revenues Generated      Revenues Generated       aggregate dollar amount of
                                                 $ 60,000
----------------------  ----------------------   -----------------------------

10% of the Subsequent   90% of the Subsequent    Until such time as IMT no
Net Revenues Generated  Net Revenues Generated   longer markets the PHBP
----------------------  ----------------------   -----------------------------


In the event that IMT sells the PHBP to another company, JB will receive the unpaid balance of his investment of $60,000.00 plus Ten Percent (10%) of the net proceeds of this sale.

3.  Review

All documentation and other material related to the marketing and sale of the PHBP shall be furnished by IMT to JB before it is used in any way. JB shall have the right to disapprove any such material. If JB fails to disapprove by written notice to IMT within five (5) business days of receipt by him, it shall be deemed to be approved. In no event shall JB's name or likeness be used in any way in connection with PHBP.

4.  Representations and Warranties of IMT

IMT represents and warrants to JB that as of the date of this Agreement:

      (A) Organization, Standing and Power. IMT is a Nevada Corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own its properties and assets and to carry on its business as currently being conducted.

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      (B) Agreement Authorized Binding and Enforceable.  The execution, delivery and performance of this Agreement have been duly authorized by all required action on the part of IMT. This Agreement is a valid, legal and binding obligation of IMT, enforceable against IMT in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain equitable remedies (such as specific performance).

      (C) Consents. No consent, approval, license, permit, order or authorization by or declaration of filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made by or with respect to IMT in connection with the execution and delivery of this Agreement.


5.  Indemnity.

IMT shall indemnify, defend and hold harmless JB from and against all liabilities or losses, including, without limitation, reasonable attorneys' fees, arising out of any claims, lawsuits or judgments, whether threatened or actual, fixed or contingent, known or unknown, natural or unnatural, arising out of this Agreement or the transactions provided herein. JB shall promptly inform IMT in writing of any such claim, demand or suit and shall fully cooperate in the defense thereof. Each party shall agree to the use of Arbitration if requested by either party to resolve a dispute.

6.  Termination of Covenants, Representations and Warranties.

All covenants, representations and warranties contained herein or made in connection with the transactions contemplated hereby shall remain in effect for the duration of this Agreement.


7.  Notices.

All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, or personally delivered or sent by overnight courier service which obtains evidence of delivery to the Party as follows:


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      If to JB:         Johnny Bench
                        324 Bishopsbridge
                        Cincinnati, OH 45255

     With a copy to:
                        255 E. Fifth Street
                        Suite, 2400
                        Cincinnati, Ohio 45202
                        Attn: Reuven J. Katz, Esq.


     If to IMT:         Interactive Marketing Technology, Inc.
                        3575 Cahuenga Boulevard West, Suite 390
                        Hollywood, CA 90068
                        Attention: Sandy Lang

or to such other address that the respective Parties may designate by means of written notice in compliance with the terms hereof.


8.  California Law

This Agreement and all matters or issues collateral thereto shall be governed by and construed and enforced in accordance with the laws of the State of California, applicable to contracts made and performed entirely therein. Any action or proceeding arising out of this Agreement, whether judicial or arbital, shall be brought in a court of competent jurisdiction located in Hamilton County, Ohio, and the parties hereto hereby consent to proper jurisdiction and venue applying in such courts.


9.  Integration.

This Agreement, in the forms executed by the parties thereto constitutes the entire agreement among the parties with respect to the subject matter hereof and supercedes all promises, representations and understandings made prior hereto or contemporaneously with respect to the subject matter hereof.


10. No Waiver

No waiver by any of the parties, whether express or implied, of any provision of the agreement or of any breach or default by any of the parties, shall constitute a continuing waiver of any provision of this Agreement, and no such waiver by any of the parties shall prevent such

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party from enforcing any and all provisions of this Agreement or from acting upon the same or any subsequent breach or default of one of the other parties. No waiver of any provision hereunder shall be effective unless it is in writing signed by the party against whom enforcement thereof is sought. Each party acknowledges that it has participated fully in the drafting of this Agreement and that in the event of any ambiguity in any of the terms or provisions hereof, no such ambiguity shall be construed against either party as the draftsperson thereof.

11.  Separability.

The provisions set forth in this Agreement shall be considered to be separable and independent of each other. In the event that any provision of this Agreement shall be determined in any jurisdiction to be unenforceable, such determination shall not be deemed to affect the enforceability of any other remaining provision and the parties agree that any court making such a determination is hereby requested and empowered to modify such provision and to substitute for such enforceable provision such limitation or provision or a maximum scope as court then deems reasonable and judicially enforceable and the parties agree that such substitute provision shall be as enforceable in said jurisdiction as if set forth initially in this agreement. Any such substitute provision shall be applicable only in the jurisdiction in which the original provision was determined to be unenforceable.


12.  Assignment.

All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the parties hereto. IMT may not assign this Agreement in whole or in part without the written consent of JB provided, however, that without such consent this Agreement may be assigned by IMT to a wholly owned subsidiary, provided that IMT shall remain primarily liable for the performances of its obligations hereunder in the event of such an assignment.


13.  Signing This Agreement.

This contract can be signed in counterparts: both parties need not be present at the same time to make it a binding legal contract.


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14. Entire Agreement.

This Agreement contains the entire understanding between JB and IMT and supercedes any prior agreements, written or oral, respective of the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                        INTERACTIVE MARKETING TECHNOLOGY, INC.


                        By: /s/ Marty Goldrod
                        Title: President


                        By: /s/ Johnny Bench
                            Johnny Bench